Exhibit 21.1

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation or Organization
(Including d/b/a name, if applicable)

American Addiction Centers, Inc.	Nevada

AAC Dallas Outpatient Center, LLC d/b/a Greenhouse Outpatient Center	Delaware

AAC Las Vegas Outpatient Center, LLC d/b/a Desert Hope Outpatient Center	Delaware

ABTCC, LLC	California

B&B Holdings Intl LLC	Florida

Singer Island Recovery Center LLC	Florida

Behavioral Healthcare Realty, LLC	Delaware

BHR Aliso Viejo Real Estate, LLC d/b/a Resolutions San Diego	Delaware

BHR Greenhouse Real Estate, LLC d/b/a Resolutions Arlington	Texas

BHR Oxford Real Estate, LLC d/b/a Resolutions Oxford	Delaware

BHR Ringwood Real Estate, LLC d/b/a Resolutions Franklin	Delaware

Concord Real Estate, LLC d/b/a Resolutions Las Vegas	Nevada

The Academy Real Estate, LLC	Delaware

Concorde Treatment Center, LLC d/b/a Desert Hope Center	Nevada

Clinical Revenue Management Services, LLC	Tennessee

Fitrx, LLC	Tennessee

Forterus Health Care Services, Inc.	Delaware

Greenhouse Treatment Center, LLC d/b/a The Greenhouse	Texas

Laguna Treatment Hospital, LLC	Delaware

New Jersey Addiction Treatment Center, LLC d/b/a Sunrise House	Delaware

Oxford Outpatient Center, LLC	Delaware

Exhibit 21.1

Oxford Treatment Center, LLC	Delaware

Recovery First of Florida, LLC d/b/a Recovery First d/b/a Recovery First Fort Lauderdale East	Delaware

River Oaks Treatment Center, LLC	Delaware

Rush Medical – Lafayette, LLC	Delaware

San Diego Addiction Treatment Center, Inc.	Delaware

Sober Media Group, LLC	Delaware

Recovery Brands, LLC	California

Referral Solutions Group, LLC	California

Taj Media, LLC d/b/a RankLab Interactive	California

Solutions Treatment Center, LLC d/b/a Solutions Recovery	Delaware

Townsend Recovery Center New Orleans, LLC	Delaware

Townsend Treatment Center, LLC d/b/a Townsend Recovery Center	Delaware

AAC Healthcare Network, Inc.	Delaware

AdCare, Inc.	Massachusetts

AdCare Criminal Justice Services, Inc.	Massachusetts

AdCare Hospital of Worcester, Inc.	Massachusetts

AdCare Rhode Island, Inc.	Rhode Island

Diversified Healthcare Strategies, Inc.	Massachusetts

Green Hill Realty Corporation	Massachusetts

Lincoln Catharine Realty Corporation	Massachusetts

Tower Hill Realty, Inc.	Rhode Island

Addiction Labs of America, LLC	Delaware

RI – Clinical Services, LLC	Delaware

Sagenex Diagnostics Laboratory, LLC	Delaware